Exhibit 10.7

Party A (Lender): Jie Zhao

ID No.: 652901197610056918

Party B: (Borrower) WiMi Hologram Cloud Inc

In accordance with the relevant laws and regulations, on the basis of equality and on the principle of equality and voluntariness, the two parties, after consultation, have reached the following agreement on the borrowing from Party A by Party B:

Article I. Borrowing limit: The amount borrowed by Party B from Party A is USD Three Hundred and Fifty Two Thousand and Five Hundred Dollars Only (in figures: USD352,500.00).

Article II. Interest on borrowings: The amount lent by Party A to Party B shall not be subject to interest within the term of borrowing.

Article III. Purpose of borrowing: Party B’s company shall, as required by its business operation, return or borrow funds according to its business development and capital turnover.

Article IV. Party B designates the following bank account as beneficiary’s account and guarantees its authenticity and validity.

PAY TO: SILICON VALLEY BANK 3003 TASMAN DRIVE, SANTA CLARA, CA 95054,USA

ROUT ING&TRANSIT#: 121140399

SWIFT CODE: SVBKUS6S

FOR CREDIT OF: WIMI HOLOGRAM CLOUD INC

ADDRESS: 101A THE GREAT MALL, NO.6 XIA0ZHUANG CHAOYANGMENWAI

FINAL CREDIT ACCOUNT#: 3302487036

Article V. Guarantee clause: Party B must use the loan according to the purpose stipulated in the loan contract, and shall not use the loan to carry out illegal activities.

Article VI. Settlement of contract disputes: Disputes arising from the execution of this Contract shall be settled by both parties through friendly negotiation. If the negotiation fails, either party may file a lawsuit with the people’s court at the place where Party A is located.

Article VII. This Agreement shall be in duplicate. Each Party shall hold one copy, which shall enter into force upon being signed or sealed by both parties.

[No Text Below]

Party A (seal)

Jie Zhao

Date of signing: September 11, 2018

Party B (seal)

Legal representative:

Date of signing: September 11, 2018